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                                                                      Exhibit 23





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Blair Corporation Employee Stock Purchase Plan, of our report dated February 2, 2000, with respect to the consolidated financial statements of Blair Corporation and Subsidiary incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP



Buffalo, New York
July 18, 2000